Exhibit 10.1

NOTE PURCHASE AGREEMENT

by and between

AIxCRYPTO HOLDINGS, INC.

formerly known as Qualigen Therapeutics, Inc.

as Seller,

and

CABG ACQUISITION CORP.,

as Buyer

Dated as of May 12, 2026

This NOTE PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 12, 2026 (the “Effective Date”), by and between AIxCrypto Holdings, Inc. (formerly known as Qualigen Therapeutics, Inc.), a Delaware corporation (“Seller”), and CABG Acquisition Corp., a New York limited liability company (“Buyer”). Seller and Buyer are each referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, AIxCrypto Holdings, Inc. (formerly known as Qualigen Therapeutics, Inc.) is the holder of that certain Amended and Restated Secured Demand Promissory Note dated August 21, 2025, as amended by Amendment No. 1 dated September 15, 2025 and Amendment No. 2 dated October 2, 2025 (collectively, the “Note”), made by Marizyme, Inc., a Nevada corporation (“Marizyme”), in favor of Seller, in the outstanding principal amount of approximately $4,771,142, together with accrued and unpaid interest thereon at the rate of eighteen percent (18%) per annum (the Note, together with all accrued and unpaid interest and all other amounts due thereunder, the “Note Obligations”);

WHEREAS, the Note is secured by that certain Security Agreement dated August 20, 2025, by and between Marizyme, as debtor, and Seller, as secured party (the “Security Agreement”), granting Seller a security interest in substantially all assets of Marizyme (the “Collateral”);

WHEREAS, Seller’s name was changed from Qualigen Therapeutics, Inc. to AIxCrypto Holdings, Inc. effective November 14, 2025, pursuant to a Certificate of Amendment to the Certificate of Incorporation filed with the Delaware Secretary of State, a copy of which is attached hereto as Exhibit C;

WHEREAS, Buyer is a newly formed New York limited liability company organized for the purpose of acquiring the assets of Marizyme;

WHEREAS, Seller desires to sell, assign, and transfer to Buyer, and Buyer desires to purchase and accept from Seller, all of Seller’s right, title, and interest in and to the Note, the Security Agreement, and all related creditor rights, on the terms and conditions set forth herein;

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NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Note Package” means, collectively: (a) the Note; (b) the Co-Development Note (as defined in Section 1.5); (c) the Security Agreement; (d) all UCC financing statements filed in connection with the Security Agreement; (e) any and all rights of Seller as a secured creditor of Marizyme with respect to the Collateral; and (f) all rights to collect, enforce, or receive payment of the Note Obligations and any amounts due under the Co-Development Note.

1.2 “Net Revenue” means, with respect to any product or technology commercialized by CABG SPV (as defined in Section 3.3) utilizing the assets of Marizyme, gross revenue actually received by CABG SPV from third parties in arm’s-length transactions, less only the royalties owed by CABG SPV to the original owner of DuraGraft pursuant to any pre-existing license or royalty agreement to which CABG SPV is bound. For the avoidance of doubt, no other deductions, offsets, returns, chargebacks, taxes, or expenses shall reduce Net Revenue unless expressly agreed in writing by Seller.

1.3 “Royalty Cap” means Five Million Six Hundred Seventy-One Thousand One Hundred Forty-Two Dollars ($5,671,142), representing the approximate present value of the Note Obligations as of the date of this Agreement. For the avoidance of doubt, the Royalty Cap applies solely to royalty payments on Net Revenue under Section 3.2 and does not limit or cap any Investment Return or other amounts payable to Seller under the Co-Development Note.

1.4 “Co-Development Note” means that certain Co-Development Note dated April 11, 2024, by and between Marizyme and Seller (as successor to Qualigen Therapeutics, Inc.), as amended by Amendment No. 1 to Co-Development Note dated August 6, 2024, providing for a funding amount of $1,750,000 and an Investment Return payable to Seller based on the commercial success of the DuraGraft product, together with all rights of Seller thereunder.

1.5 “Closing” means the consummation of the transactions contemplated by this Agreement in accordance with Article 5.

ARTICLE 2

PURCHASE AND SALE; ASSIGNMENT

2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, Seller hereby sells, assigns, transfers, and conveys to Buyer, and Buyer hereby purchases and accepts from Seller, all of Seller’s right, title, and interest in and to the Note Package, free and clear of any liens, claims, or encumbrances created by Seller or, to Seller’s actual knowledge, consented to by Seller (other than those existing under the Note Package itself).

2.2 Quitclaim Basis. THE ASSIGNMENT OF THE NOTE PACKAGE IS MADE ON A QUITCLAIM BASIS EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE 4A HEREOF. SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO: (a) THE COLLECTABILITY OR ENFORCEABILITY OF THE NOTE OR ANY NOTE OBLIGATION; (b) THE PERFECTION, PRIORITY, OR SUFFICIENCY OF ANY SECURITY INTEREST GRANTED UNDER THE SECURITY AGREEMENT OR ANY FINANCING STATEMENT FILED IN CONNECTION THEREWITH; (c) THE FINANCIAL CONDITION OR SOLVENCY OF MARIZYME; OR (d) THE VALUE OF ANY COLLATERAL. SUBJECT TO ARTICLE 4A HEREOF, BUYER ACCEPTS THE NOTE PACKAGE IN ITS “AS-IS, WHERE-IS” CONDITION AND ASSUMES ALL RISKS ASSOCIATED THEREWITH.

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2.3 Assumption. Buyer hereby assumes all obligations of Seller as holder of the Note Package arising after the Closing Date, including any obligations of a secured creditor under applicable law with respect to the Collateral. Seller retains no liability with respect to the Note Package arising after the Closing Date.

2.4 Notification to Marizyme. Promptly following the Closing, Buyer shall provide written notice to Marizyme of the assignment of the Note and the Security Agreement, in form and substance reasonably acceptable to Seller. Seller shall cooperate with Buyer in connection with any such notification.

ARTICLE 3

CONSIDERATION

3.1 Cash Consideration. At the Closing, Buyer shall pay to Seller, by wire transfer of immediately available funds to the account designated by Seller in writing prior to the Closing, the sum of One Hundred Thousand Dollars ($100,000) (the “Cash Consideration”).

3.2 Royalty. Following the Closing, Buyer shall pay to Seller a royalty equal to ten percent (10%) of Net Revenue on all cumulative Net Revenue exceeding Twenty Million Dollars ($20,000,000) (the “Royalty Threshold”). The aggregate royalty payments under this Section 3.2 shall not exceed the Royalty Cap. Once cumulative royalty payments to Seller equal the Royalty Cap, no further royalty shall be owed. Royalties shall be calculated and paid quarterly, within thirty (30) days following the end of each calendar quarter in which Net Revenue exceeds the Royalty Threshold on a cumulative basis. Each quarterly payment shall be accompanied by a written report setting forth in reasonable detail the calculation of Net Revenue and the royalty payment due.

3.3 Equity Interest. At the Closing, or as soon as practicable thereafter but in no event later than 60 days following the Closing, Buyer shall, or shall cause another entity organized by Buyer to, acquire and commercialize the assets of Marizyme (such acquisition, the “Acquisition” and such acquiring entity, the “CABG SPV”). Within 30 days after the Acquisition, Buyer shall issue or cause to be issued to Seller a membership interest equal to four and ninety-nine hundredths percent (4.99%) of the outstanding membership interests in the CABG SPV (the “Equity Interest”), provided that nothing herein shall obligate Buyer or CABG SPV to act (or refrain from acting) other than in a good faith and commercially reasonable manner. The Equity Interest shall be evidenced by an executed joinder to the CABG SPV’s operating agreement and a corresponding membership interest certificate or written confirmation of membership. The terms of the Equity Interest shall be no less favorable than those applicable to any other member of the CABG SPV holding a comparable membership interest. For the avoidance of doubt, the 4.99% interest is calculated on a fully diluted basis as of the date of issuance. If Buyer fails to deliver evidence of the Equity Interest to Seller within thirty (30) days of the Closing (subject to a five (5) business day cure period after written notice from Seller specifying the breach), Seller shall be entitled to specific performance of this Section 3.3 in any court of competent jurisdiction without the requirement of posting any bond or other security, the parties acknowledging that the Equity Interest is unique in nature and that monetary damages alone would be an inadequate remedy. If, within one hundred eighty (180) days following the Closing Date, the assets of Marizyme (or substantially all of them) are acquired by Buyer or any affiliate of Buyer through any structure other than the CABG SPV, the Equity Interest shall be issued by the entity holding such assets on the terms set forth herein, and references in this Agreement to the CABG SPV shall be deemed to refer to such entity.

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3.4 Preemptive Right. If the CABG SPV proposes to issue any new membership interests or other equity securities (each a “New Issuance”), Buyer shall provide Seller with written notice of the proposed New Issuance at least 15 business days prior to the closing of such New Issuance, setting forth in reasonable detail the number and type of interests to be issued, the price, and the other material terms. Seller shall have the right, exercisable by written notice to Buyer within 10 business days of receipt of such notice, to purchase up to its pro rata share of the New Issuance (based on Seller’s then-current percentage of outstanding membership interests in the CABG SPV) on the same terms and conditions as those offered to other investors, for the purpose of maintaining its percentage interest in the CABG SPV on a fully diluted basis. If Seller does not exercise this right within such 10 business day period, Seller shall be deemed to have waived its pre-emptive right with respect to that New Issuance only. This right shall apply to each subsequent New Issuance on the same terms.

3.5 Transfer of Equity Interest. Seller may freely sell, assign, transfer, or otherwise dispose of the Equity Interest or any portion thereof to any third party without the consent of Buyer, subject only to applicable federal and state securities laws, and provided that any such third party shall be reasonably acceptable to Buyer. Prior to any transfer of all or any portion of the Equity Interest to a third party, Seller shall provide Buyer with written notice of the proposed transfer, including the proposed transferee and transfer terms. Buyer shall have 10 business days to elect to purchase the offered interest at the same price and on the same terms. If Buyer does not exercise this right, Seller may proceed with the transfer to the identified transferee on terms no more favorable than those offered to Buyer. Buyer shall cooperate with Seller in connection with any such transfer, including by executing and delivering such instruments of transfer, consents, and other documents as may be reasonably requested by Seller or a transferee to effect such transfer, and by promptly updating the CABG SPV’s records to reflect the transfer. Any transferee of the Equity Interest shall succeed to Seller’s rights with respect to the transferred interest, including the pre-emptive right under Section 3.6 and the registration rights under Section 3.8. Notwithstanding the foregoing, no right of first refusal under this Section 3.7 shall apply to (a) any transfer of the Equity Interest by Seller to an affiliate of Seller, or (b) any pledge or grant of a security interest in the Equity Interest by Seller to a bona fide lender; provided, however, that any such transfer, pledge or grant shall be null and void without the prior written consent of Buyer, not to be unreasonably withheld.

3.6 Registration Rights. If the CABG SPV or any successor entity converts to a corporation or otherwise becomes subject to the Securities Act of 1933 (as amended) in connection with a public offering or otherwise, Buyer shall use commercially reasonable efforts to cause Seller to be granted piggyback registration rights with respect to the Equity Interest, entitling Seller to include the Equity Interest (or any securities into which it is converted) in any registration statement filed by the CABG SPV or its successor with the Securities and Exchange Commission, subject to customary underwriter cutback provisions and market standoff restrictions of no more than one hundred eighty (180) days. Buyer shall notify Seller in writing no later than thirty (30) days prior to filing any such registration statement to allow Seller to exercise its piggyback rights. In addition, if the CABG SPV or any successor entity undertakes a sale, merger, or other change of control transaction, Buyer shall use commercially reasonable efforts to cause Seller to receive the same per-unit consideration in respect of the Equity Interest as other holders of equivalent membership interests or shares.

3.7 No Other Consideration. The Cash Consideration, the Royalty, and the Equity Interest constitute the entire consideration payable by Buyer to Seller in connection with the transactions contemplated by this Agreement. No other payment is owed by either party to the other, except as expressly set forth herein.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4A. Seller’s Representations and Warranties

Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

4.1 Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2 Authority. Seller has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action of Seller.

4.3 Ownership; No Prior Transfer. Seller is the sole legal and beneficial holder of the Note Package. Seller has not previously sold, assigned, pledged, hypothecated, or otherwise transferred or encumbered any interest in the Note Package to any third party.

4.4 Chain of Title. AIxCrypto Holdings, Inc. is the successor by name change to Qualigen Therapeutics, Inc., the original lender under the Note and secured party under the Security Agreement, as evidenced by the Certificate of Amendment attached hereto as Exhibit C. No other transfer or assignment of the Note Package has occurred.

4.5 No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or violate any material agreement to which Seller is a party or any applicable law or regulation.

4.6 No Representation as to Collectability or Perfection. Seller makes no representation or warranty as to the collectability, enforceability, or validity of the Note Obligations, the perfection or priority of any security interest under the Security Agreement, or the financial condition or solvency of Marizyme. Buyer has conducted its own independent review of the Note Package and accepts the same on a quitclaim basis as provided in Section 2.2.

4.7 Balance. The outstanding principal balance of the Note as reflected in Seller’s books and records is $4,771,142, with interest accruing at 18% per annum from October 2, 2025. Seller makes no representation as to the precise amount of accrued and unpaid interest as of any date.

4.8 Co-Development Note. The Funding Amount under the Co-Development Note is $1,750,000. Seller makes no representation as to the amount of any Investment Return, which is contingent on the commercial success of the DuraGraft product and is calculable only in accordance with the terms of the Co-Development Note.

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4.9 No Prior Modifications. To Seller’s knowledge, neither Seller nor its predecessor Qualigen Therapeutics, Inc. has waived, released, discharged, or compromised any right or obligation under the Note, the Security Agreement, or the Co-Development Note, other than as expressly set forth in the amendments described in this Agreement. To Seller’s knowledge, no default under the Note or the Security Agreement has been waived.

4.10 No Litigation. Except for pending or threatened litigation, arbitration, or regulatory proceedings to which Marizyme is named as a party or is threatened to be named as a party, there is no pending or, to Seller’s knowledge, threatened litigation, arbitration, or regulatory proceeding relating to Seller’s interests in the Note Package, Marizyme, or the Collateral.

4.11 Liens. Seller has not granted any security interest in the Note Package to any third party.

4B. Buyer’s Representations and Warranties

Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

4B.1 Organization. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York.

4.B.2 Authority. Buyer has full power and authority to execute, deliver, and perform this Agreement. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action of Buyer.

4B.3 Independent Investigation. Buyer has had the opportunity to conduct such investigation as it deemed appropriate with respect to the Note Package and the Collateral and is not relying on any representation or warranty of Seller other than those expressly set forth in this Agreement.

4B.4 CABG SPV Formation. Buyer represents that the CABG SPV has been or will be duly formed as a New York limited liability company prior to or at the Closing, and that Buyer has full authority to cause the CABG SPV to issue the Equity Interest to Seller as provided in Section 3.3.

ARTICLE 5

CLOSING

5.1 Closing Date. The Closing shall occur on such date as the parties may mutually agree in writing (the “Closing Date”), and shall be effective as of the Closing Date.

5.2 Seller’s Closing Deliverables. At the Closing, Seller shall deliver or cause to be delivered to Buyer: (a) this Agreement, duly executed by Seller; (b) the Allonge to the Note, in the form attached hereto as Exhibit A, duly executed by Seller; (c) the Assignment of Security Agreement, in the form attached hereto as Exhibit B, duly executed by Seller; (d) a copy of the Certificate of Amendment attached as Exhibit C; (e) wire instructions for the Cash Consideration; and (f) an officer’s certificate certifying the representations and warranties made by Seller in Article 4 to be true and correct in all respects as of the Closing Date.

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5.3 Buyer’s Closing Deliverables. At the Closing, Buyer shall deliver or cause to be delivered to Seller: (a) this Agreement, duly executed by Buyer; (b) the Allonge to the Note, in the form attached hereto as Exhibit A, duly executed by Buyer as acceptance; (c) the Assignment of Security Agreement, in the form attached hereto as Exhibit B, duly executed by Buyer; (d) the Cash Consideration by wire transfer; (e) [reserved]; (f) an authorization certificate or member/manager resolution of the CABG SPV (or Buyer, if the CABG SPV has not yet been formed) confirming the signatory’s authority to execute and deliver this Agreement and all related documents; (g) an officer’s certificate certifying the representations and warranties made by Buyer in Article 4 to be true and correct in all respects as of the Closing Date; and (h) within thirty (30) days of the Closing, evidence of the issuance of the Equity Interest to Seller.

5.4 Board Consent. As a condition to Seller’s obligation to close, Seller shall have received a written consent or resolution of its Board of Directors approving the final form of this Agreement and the transactions contemplated hereby.

5.5 Outside Date. If the Closing has not occurred on or before [90 days from execution] (the “Outside Date”), either party may terminate this Agreement upon written notice to the other without further liability, provided the terminating party is not then in material breach of its obligations.

ARTICLE 6

ADDITIONAL COVENANTS

6.1 Further Assurances. Each party agrees to execute and deliver such additional documents, instruments, and agreements, and to take such further actions, as may be reasonably necessary or appropriate to carry out the purposes and intent of this Agreement, including the execution and filing of UCC-3 assignment statements with the appropriate filing offices to reflect the assignment of the Security Agreement and any related financing statements from Seller to Buyer.

6.2 Royalty Records and Audit Rights. Buyer shall maintain accurate books and records sufficient to enable Seller to verify the calculation of Net Revenue and royalty payments for a period of not less than three (3) years following the end of each calendar year in which royalties may be owed. Seller shall have the right, upon thirty (30) days’ prior written notice and not more than once per calendar year, to audit or cause an independent accountant to audit such books and records at Seller’s expense, provided that if such audit reveals an underpayment of five percent (5%) or more, Buyer shall bear the cost of the audit.

6.3 Confidentiality. Each party shall keep the terms and conditions of this Agreement confidential and shall not disclose the same to any third party without the prior written consent of the other party, except (a) to such party’s legal counsel, accountants, and financial advisors on a need-to-know basis, (b) as required by applicable law or regulation (including SEC disclosure obligations), or (c) in connection with the enforcement of this Agreement.

6.4 CABG SPV Operating Agreement. Buyer shall provide Seller with a copy of the executed operating agreement of the CABG SPV promptly upon its execution, and in any event within five (5) business days of execution.

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ARTICLE 7

GENERAL PROVISIONS

7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

7.2 Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be resolved by binding arbitration administered by JAMS in New York, New York, before a single arbitrator, pursuant to the JAMS Comprehensive Arbitration Rules then in effect. The award of the arbitrator shall be final and binding and may be entered as a judgment in any court of competent jurisdiction. Notwithstanding the foregoing, either party may seek injunctive, provisional, or other equitable relief from any court of competent jurisdiction without waiving its right to arbitration, and the filing of any such court proceeding shall not be deemed a waiver of the obligation to arbitrate.

7.3 Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, representations, warranties, and agreements, whether written or oral, relating to the subject matter hereof.

7.4 Amendments. This Agreement may not be amended, modified, or supplemented except by a written instrument signed by both parties.

7.5 Waiver. No waiver of any provision of this Agreement shall be effective unless in writing. No waiver shall be deemed a continuing waiver or a waiver of any other provision.

7.6 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions shall continue in full force and effect.

7.7 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures shall be deemed original signatures for all purposes.

7.8 Notices. All notices under this Agreement shall be in writing and shall be delivered by email with confirmation of receipt, overnight courier, or certified mail, return receipt requested, to the addresses set forth on the signature page hereof.

7.9 Assignment. Seller may freely assign this Agreement or any rights hereunder, including the Royalty and the Equity Interest to any third party without the consent of Buyer, subject only to applicable securities laws. Any such assignment shall be binding on Buyer upon written notice. Buyer may freely assign this Agreement to CABG SPV or any affiliate of Buyer, but may otherwise not assign this Agreement or any obligations hereunder without the prior written consent of Seller, which consent shall not be unreasonably withheld.

7.10 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns, and nothing herein shall create or be deemed to create any third-party beneficiary rights.

7.11 Material Breach; Specific Performance. A material breach by Buyer of its obligations under Section 3.2 (Royalty), Section 3.3 (Equity Interest), or Section 6.2 (Royalty Records and Audit Rights), if not cured within fifteen (15) days after written notice from Seller describing the breach in reasonable detail, shall entitle Seller to seek specific performance of such obligations in any court of competent jurisdiction, in addition to any other remedies available at law or in equity. Buyer acknowledges that Seller’s rights under Sections 3.2, 3.3, and 6.2 are unique and that monetary damages alone may not constitute an adequate remedy for a breach thereof.

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SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.

SELLER:

AIxCRYPTO HOLDINGS, INC.

a Delaware corporation

By:	/s/ Kevin A. Richardson II
Name:	Kevin A. Richardson II
Title:	Co-Chief Executive Officer
Date:	5/11/2026

BUYER:

CABG ACQUISITION CORP.

a New York limited liability company

By:	/s/Joseph Mattia
Name:	Joseph Mattia
Title:	Authorized Representative
Date:	5/12/2026

Signature Page to Note Purchase Agreement

EXHIBIT A

Exhibit A to Note Purchase Agreement

ALLONGE TO AMENDED AND RESTATED

SECURED DEMAND PROMISSORY NOTE

This Allonge (this “Allonge”) is attached to and made a part of that certain Amended and Restated Secured Demand Promissory Note dated August 21, 2025, as amended by Amendment No. 1 dated September 15, 2025 and Amendment No. 2 dated October 2, 2025 (collectively, the “Note”), made by Marizyme, Inc., a Nevada corporation (“Marizyme”), in favor of Qualigen Therapeutics, Inc. (now known as AIxCrypto Holdings, Inc.), a Delaware corporation (“Endorser”).

PAY TO THE ORDER OF CABG ACQUISITION CORP., a New York limited liability company, without recourse, representation, or warranty of any kind, including without limitation any warranty of collectability, enforceability, perfection of security interest, or financial condition of Marizyme.

The limitations set forth in this Allonge are subject to and shall not limit the representations, warranties, and covenants expressly set forth in the Note Purchase Agreement dated May 11, 2026, between Endorser and CABG Acquisition Corp.

Dated: May 11, 2026

ENDORSER:

AIxCRYPTO HOLDINGS, INC.

formerly known as Qualigen Therapeutics, Inc.

By:	/s/ Kevin A. Richardson II
Name:	Kevin A. Richardson II
Title:	Co-Chief Executive Officer

EXHIBIT B

Exhibit B to Note Purchase Agreement

ASSIGNMENT OF SECURITY AGREEMENT

This Assignment of Security Agreement (this “Assignment”) is entered into as of May 11, 2026, by and between AIxCrypto Holdings, Inc. (formerly known as Qualigen Therapeutics, Inc.), a Delaware corporation (“Assignor”), and CABG Acquisition Corp., a New York limited liability company (“Assignee”).

Recitals

Assignor is the secured party under that certain Security Agreement dated August 20, 2025 (the “Security Agreement”), by and between Marizyme, Inc., a Nevada corporation (“Debtor”), as debtor, and Assignor (as successor by name change to Qualigen Therapeutics, Inc.), as secured party, granting Assignor a security interest in substantially all assets of Debtor (the “Collateral”). Assignor desires to assign all of its right, title, and interest in and to the Security Agreement and the security interest thereunder to Assignee, and Assignee desires to accept such assignment.

Assignment

1. Assignment. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor’s right, title, and interest in and to: (a) the Security Agreement; (b) the security interest in the Collateral granted thereunder; (c) any and all UCC financing statements filed in connection with the Security Agreement; and (d) all rights and remedies of a secured party under the Security Agreement and applicable law.

2. Quitclaim Basis. This Assignment is made on a quitclaim basis. Assignor makes no representation or warranty as to the perfection, priority, validity, or enforceability of the security interest assigned hereby, or as to the financial condition of Debtor. Assignee accepts this Assignment in its as-is, where-is condition.

3. Assumption. Assignee hereby accepts this Assignment and assumes all obligations of the secured party under the Security Agreement arising after the effective date of this Assignment.

4. Further Assurances. Each party agrees to execute such further documents and instruments, including UCC-3 assignment statements, as may be reasonably necessary to give effect to this Assignment.

5. Governing Agreement. Notwithstanding anything to the contrary herein, nothing in this Assignment shall in any way limit or modify the Note Purchase Agreement dated May 11, 2026, between Assignor and Assignee (the “Agreement”). In the event of any conflict or inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall govern and control.

6. Governing Law. This Assignment shall be governed by the laws of the State of New York.

[ Signature page follows ]

ASSIGNOR:

AIxCRYPTO HOLDINGS, INC.

formerly known as Qualigen Therapeutics, Inc.

By:	/s/ Kevin A. Richardson II
Name:	Kevin A. Richardson II
Title:	Co-Chief Executive Officer

ASSIGNEE:

CABG ACQUISITION CORP.

By:	/s/ Joseph Mattia
Name:	Joseph Mattia
Title:	Authorized Representative

Signature Page to Assignment of Security Interest

EXHIBIT C

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF QUALIGEN THERAPEUTICS, INC. (NOW KNOWN AS AIXCRYPTO HOLDINGS, INC.)

Exhibit C to Note Purchase Agreement

State of Delaware Secretary of State Division of Corporations Delivered 06:24 PM 11/14/2025 FILED 06:24 PM 11/14/2025 SR 20254573811 - File Number 4601026

CERTIFICATE OF AMENDMENT TO

THE

CERTIFICATE OF INCORPORATION

OF

QUALJGEN THERAPEUTICS, INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

Qualigen Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1.	Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation (this “Cettificate of Amendment”) amends the provisions of the Certificate of Incorporation of the Corporation, as amended (the “Charter”).

2.	Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows: ARTICLE I of the Charter, as amended, is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the corporation is AlxCrypto Holdings, Inc.

3.	This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and the stockholders in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this 14th day of November 2025

QUALIGEN THERAPETUICS

By:	/s/ Kevin A. Richardson II	11/14/2026
Name:	Kevin A. Richardson II
Title:	Co-Chief Executive Officer